Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 25, 2010 relating to the financial statements of Streetcar Limited appearing in Zipcar, Inc.’s Registration Statement No. 333-167220 on Form S-1, as amended.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota

February 13, 2012